UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 14, 2007

CONCUR TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-25137	91-1608052
(Commission File Number)	(IRS Employer Identification No.)

18400 NE Union Hill Road, Redmond, Washington	98052
(Address of Principal Executive Offices)	(Zip Code)

(425) 702-8808

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

On September 14, 2007, Concur Technologies, Inc. issued a press release announcing preliminary expected financial results for its fiscal quarter and year ending September 30, 2007 and its business outlook for the fiscal quarter ending December 31, 2007 and the fiscal year ending September 30, 2008. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

As previously disclosed, on July 27, 2007, Concur Technologies, Inc. (“Concur”) entered into an Agreement and Plan of Merger (“Merger Agreement”) with H-G Holdings, Inc. (“H-G Holdings”). Pursuant to the terms of the Merger Agreement, Northstars Acquisition Corporation, a wholly-owned subsidiary of Concur, will merge with and into H-G Holdings, with H-G Holdings surviving such merger as a wholly-owned subsidiary of Concur (collectively, the “Acquisition”).

The following financial statements of H-G Holdings are filed with this report as Exhibit 99.2, and are incorporated herein by reference.

Financial Statements of H-G Holdings, Inc.

Consolidated Balance Sheets as of December 31, 2006, 2005 and 2004

Consolidated Statements of Operations for the years ended December 31, 2006, 2005, and 2004

Consolidated Statements of Stockholders’ Equity and Comprehensive Income for the years ended December 31, 2006, 2005 and 2004

Consolidated Statements of Cash Flows for the years ended December 31, 2006, 2005 and 2004

Notes to Consolidated Financial Statements

Unaudited Condensed Consolidated Balance Sheet as of June 30, 2007

Unaudited Condensed Consolidated Statements of Operations for the six months ended June 30, 2007 and 2006

Unaudited Condensed Consolidated Statements of Cash Flows for the six months ended June 30, 2007 and 2006

Notes to Unaudited Condensed Consolidated Financial Statements

(b) Unaudited Pro Forma Condensed Combined Financial Information.

Concur has prepared certain unaudited pro forma condensed combined financial information relating to the Acquisition. The pro forma condensed combined financial information is a presentation of historical results of Concur, H-G Holdings and Outtask, Inc. (“Outtask”) with accounting adjustments necessary to reflect the estimated pro forma effect of the Merger on the financial position and results of operations of Concur, Concur’s issuance of $119.7 million in equity and borrowing against a commercial line of credit of $42.5 million, the proceeds of which are anticipated to be used to finance the Acquisition, H-G Holdings’ disposition of its operating subsidiary known as Gelco TMG, LLC, and Concur’s acquisition of Outtask using the purchase method as previously disclosed in Concur’s Current Report on Form 8-K/A filed April 10, 2006, and is presented for information purposes only. The unaudited pro forma condensed combined financial information does not reflect the effects of any anticipated changes to be made by Concur to the operations of the combined companies, including synergies and cost savings and does not include one time charges expected to result from the Acquisition. The unaudited pro forma condensed combined financial information should not be construed to be indicative of results of operations or financial position that actually would have occurred had the Acquisition been consummated as of the date indicated or Concur’s future results of operations or financial position.

The following unaudited pro forma condensed combined financial information is filed with this report as Exhibit 99.3 and is incorporated herein by reference.

Unaudited Pro Forma Condensed Combined Financial Information

Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2007

Unaudited Pro Forma Condensed Combined Statements of Operations for the 12 months ended September 30, 2006 and for the nine months ended June 30, 2007

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(c) Not applicable.

(d) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release dated September 14, 2007 announcing updated business outlook and financial projections.

99.2	Financial Statements of H-G Holdings, Inc.

99.3	Unaudited Pro Forma Condensed Combined Financial Information.

99.4	Agreement and Plan of Merger dated July 27, 2007 by and between the Registrant, H-G Holdings, Inc., Northstars Acquisition Corporation, Jupiter Partners L.P., solely as Stockholder Representative, and Gelco Information Network, Inc., including Amendment No. 1 thereto dated August 31, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CONCUR TECHNOLOGIES, INC.

Date: September 13, 2007	By:	/s/ John F. Adair
John F. Adair
Chief Financial Officer (duly authorized officer)

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
99.1	Press Release dated September 14, 2007 announcing updated business outlook and financial projections.

99.2	Financial Statements of H-G Holdings, Inc.

99.3	Unaudited Pro Forma Condensed Combined Financial Information.

99.4	Agreement and Plan of Merger dated July 27, 2007 by and between the Registrant, H-G Holdings, Inc., Northstars Acquisition Corporation, Jupiter Partners L.P., solely as Stockholder Representative, and Gelco Information Network, Inc., including Amendment No. 1 thereto dated August 31, 2007.